Exhibit 99.1

STEC Announces Third Quarter of 2008 Results – SSD Opportunities Continue to Drive Growth and Positive Outlook

Revenue and Non-GAAP Diluted Earnings Per Share Increase During Third Quarter

SANTA ANA, Calif., Nov. 10, 2008 – STEC, Inc. (Nasdaq:STEC), announced today its financial results for the third quarter ended September 30, 2008. Revenue for the third quarter of 2008 was $63.7 million, an increase of 42.5% from $44.7 million for the third quarter of 2007, and an increase of 13.3% from $56.2 million for the second quarter of 2008.

Non-GAAP gross profit margin was 34.1% for the third quarter of 2008, compared to 31.1% for the third quarter of 2007, and 35.3% for the second quarter of 2008. Non-GAAP diluted earnings per share was $0.10 for the third quarter of 2008, compared to $0.06 for the third quarter of 2007, and $0.09 for the second quarter of 2008.

GAAP gross profit margin was 32.1% for the third quarter of 2008, compared to 29.0% for the third quarter of 2007, and 32.3% for the second quarter of 2008. GAAP diluted earnings per share from continuing operations was $0.02 for the third quarter of 2008, compared to $0.01 for the third quarter of 2007, and $0.03 for the second quarter of 2008. Non-GAAP results in the third quarter of 2008 include start-up costs related to the Company’s Malaysia facility, costs related to its global tax-restructuring and the corresponding short-term impact of this restructuring on the Company’s effective tax rate, IP litigation costs, hiring and recruiting fees for key research and development employees, customer evaluation product costs for new DDR3 technology memory, employee severance and employee stock compensation expense. Non-GAAP results are explained and reconciled to GAAP results in tables included in this release.

Business Outlook

“We are very pleased with our results for the third quarter of 2008 and the momentum our business continues to sustain,” said Manouch Moshayedi, STEC’s Chairman and Chief Executive Officer. Despite challenging macro-economic conditions, we have once again grown our quarterly revenues and non-GAAP diluted earnings per share. The execution of our key SSD market initiatives – Enterprise-Storage and Enterprise-Server – positively impacted third quarter of 2008 results. Our existing OEM customers and their customers are now further along in their testing of our products as they prepare to deploy systems incorporating our SSDs. Furthermore, we continue to find additional opportunities for our ZeusIOPS and Mach8 product families for new customers across a wide array of industries looking to leverage the cost and power saving advantages of SSDs in their high-end storage and server platforms.

“I would like to clearly reiterate that we are on track to execute the strategic plan which we have consistently described to you during the last two years. Our results for the third quarter of 2008, including quarter-over-quarter and sequential quarterly growth of both revenue and non-GAAP diluted earnings per share, affirm our own confidence that we have properly aligned our business to succeed, particularly at a time when others are reeling from difficult market conditions and struggling to execute to a meaningful plan. I am pleased with our execution in the third quarter of 2008 and more so with our longer-term outlook.”

Guidance

“We currently expect fourth quarter of 2008 revenue to range from $69 million to $72 million with diluted non-GAAP earnings per share to range from $0.11 to $0.14.”

Our SSD Market Initiatives

Enterprise-Storage and -Server Markets

“During the third quarter of 2008 we again achieved an increase in revenue from our ZeusIOPS line of SSDs to $13.7 million. We are forecasting sales of ZeusIOPS of more than $17 million during the fourth quarter of 2008 and therefore expect to achieve our long-stated goal for ZeusIOPS revenue in 2008 of $50 million, a target we had set for ourselves more than a year ago. We would also like to re-emphasize our belief in the potential of SSD to be a disruptive technology, even with a less than optimal macro-economic backdrop for adoption.”

Additional Market Opportunity for SSD

“We began shipping production units of our SSD products to a major Notebook OEM customer for their entrance into the Ultra-Mobile Personal Computer (UMPC) market in the third quarter of 2008. While the Notebook and Ultra-Mobile PC markets are not the primary target markets for our SSD products, we believe that our selection as this customer’s SSD vendor in a key launch for them showcases our ability to design best-of-class solutions across a full range of SSD applications. Our SSD expertise, which has been developed to date through our successes in the Enterprise-Storage and Enterprise-Server markets, has enabled opportunities in these additional markets. We believe that the current environment of falling NAND Flash prices will help to further reduce the price of SSDs to the end-customer and stimulate demand in these markets.”

Inventory Management

“We expect to reduce our inventory significantly, with a goal to reduce inventory to approximately $50 million by the end of the fourth quarter of 2008, and return to what we consider a normal run rate for our business. This is ahead of schedule as we had originally announced that we expected the inventory level to return to normalized levels by the end of the first quarter of 2009. We had maintained our inventory levels in the third quarter of 2008 primarily as a result of the procurement of NAND-Flash components based on customer forecasts and orders related to new product launches set for the second half of 2008 and the first quarter of 2009.”

Our Investor Relations Calendar

“Next week we will be in NY, Boston and the Midwest for a number of investor-related events. First, on Monday, November 17, 2008, we will host our Analyst Day 2008 in New York City. The following day, we will present in New York at Oppenheimer’s Best Ideas – Midcap and Smallcap – Conference. On Wednesday, November 19 Dan Moses, our retiring CFO and still Director; Raymond Cook our newly-appointed CFO and Mitch Gellman our Vice President of Investor Relations, will be presenting at the Wachovia 1st Annual Midwest Technology and Services Day in Chicago. If you are in these cities or are interested in learning about our business, we look forward to seeing you at one of these events.”

Conference Call

STEC will hold an open conference call to discuss results for the third quarter of 2008. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International).

Webcast

This call is being webcast. The webcast can be accessed by clicking on the gray “Nasdaq:STEC” tab at the top of the home page at www.stec-inc.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. For information about STEC and to subscribe to the Company’s “Email Alerts” service, please visit our web site at www.stec-inc.com, click the “Nasdaq:STEC” tab at the top of the page and then click “Email Alerts.”

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude start-up costs related to the Company’s Malaysia facility, a one-time inventory PCB write-down, global tax restructuring costs, first-year Sarbanes-Oxley Section 404 implementation costs, employee stock compensation expense, Consumer Division sale arbitration fees, IP litigation costs, hiring and recruiting fees incurred for key research and development employees, customer evaluation product costs for new DDR3 technology memory, employee severance and the short-term impact of the global tax restructuring on the Company’s effective tax rate. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of customer audit approvals for the Malaysia facility which would impact the ramp up of production, registration costs for new entities related to our global tax restructuring and unexpected delays in shipping new products developed by our foreign subsidiaries in lower tax jurisdictions than the United States. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter’s non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning: the momentum our business continues to sustain; OEM customers and their customers preparing to deploy systems incorporating our SSDs; continuing to find additional opportunities for our ZeusIOPS and Mach8 product families for new customers across a wide array of industries; belief that we are on track to execute our strategic plan; pleased with our longer-term outlook; ZeusIOPS sales forecast of more than $17 million during the fourth quarter of 2008 and therefore expectation of achieving our ZeusIOPS revenue goal of $50 million in 2008; belief of the potential of SSDs to be a disruptive technology; belief that selection by a major Notebook OEM customer as its SSD vendor showcases our ability to design best-in-class solutions; belief that the current environment of falling NAND Flash prices will help to further reduce the price of SSDs to the end-customer and stimulate demand in the notebook and ultra-mobile notebook markets; expectation of reducing inventory significantly, to approximately $50 million by the end of the fourth quarter of 2008, and return to what we consider a normal run rate for our business; and revenue and diluted non-GAAP earnings per share guidance for the fourth quarter of 2008. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; excess inventory held by our customers may reduce future demand for our products; the invalidation or circumvention of our patents and intellectual property; the unexpected cost of intellectual property litigation, including such litigation diverting the efforts of our technical and management personnel; results of litigation is inherently uncertain; risk that our products could be enjoined by court or that an adverse result in litigation could lead to our obligation to pay significant damages and/or obtain a license; design wins may not lead to revenues; unexpected cancellation or rescheduling of orders by our customers; we may not realize the expected benefits from our operations in Malaysia or from our global tax restructuring; unexpected increases in the cost associated with the operation of our new Malaysia facility; unexpected delays in the qualification process of our products with customers; our growth initiatives may not be successfully implemented; slower than expected expansion of our international business; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have acquired or may acquire in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; interruptions or delays at the semiconductor manufacturing facilities that supply components to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets, our inability to maintain and increase market share, difficulty competing in sectors characterized by aggressive pricing and low margins; new customer and supplier relationships may not be implemented successfully; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact customer confidence and hence reduce demand for our products. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2008	December 31, 2007
ASSETS:
Current Assets:
Cash and cash equivalents	$29,359	$94,326
Accounts receivable, net of allowances of $713 at September 30, 2008 and $944 at December 31, 2007	49,767	34,288
Inventory	80,248	31,556
Deferred income taxes	1,652	1,241
Other current assets	4,173	2,831
Current assets of discontinued operations	—	197

Total current assets	165,199	164,439

Leasehold interest in land	2,595	2,662
Property, plant and equipment, net	44,152	35,266
Intangible assets	775	1,060
Goodwill	1,682	1,682
Other long-term assets	1,698	997
Deferred income taxes	4,633	3,578

Total assets	$220,734	$209,684

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$22,562	$16,638
Accrued and other liabilities	9,602	6,169
Liabilities of discontinued operations	10	483

Total current liabilities	32,174	23,290

Long-term income taxes payable	1,067	849

Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 50,127,694 shares issued and outstanding as of September 30, 2008 and 50,433,672 shares issued and outstanding as of December 31, 2007	50	50
Additional paid-in capital	135,427	137,942
Retained earnings	52,016	47,553

Total shareholders’ equity	187,493	185,545

Total liabilities and shareholders’ equity	$220,734	$209,684

STEC, INC.

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenues	$63,651	$44,699	$170,530	$135,639
Cost of revenues	43,233	31,719	115,288	94,526

Gross profit	20,418	12,980	55,242	41,113

Sales and marketing	5,130	3,987	14,242	12,693
General and administrative	7,159	5,006	18,071	12,921
Research and development	5,736	3,387	14,891	10,579

Total operating expenses	18,025	12,380	47,204	36,193
Operating income	2,393	600	8,038	4,920
Interest income	241	1,074	1,407	2,812

Income from continuing operations before provision for income taxes	2,634	1,674	9,445	7,732
Provision for income taxes	1,477	1,168	5,120	3,456

Income from continuing operations	1,157	506	4,325	4,276
Discontinued operations:
Income from operations of Consumer Division

(including gain on disposal of $8,005)	80	308	229	7,575
(Provision) benefit for income taxes	(33)	16	(91)	(2,945)

Income from discontinued operations	47	324	138	4,630

Net income	$1,204	$830	$4,463	$8,906

Net income per share:
Basic:
Continuing operations	$0.02	$0.01	$0.09	$0.09
Discontinued operations	—	0.01	—	0.09

Total	$0.02	$0.02	$0.09	$0.18

Diluted:
Continuing operations	$0.02	$0.01	$0.09	$0.08
Discontinued operations	—	0.01	—	0.09

Total	$0.02	$0.02	$0.09	$0.17

Shares used in net income per share computation:
Basic	50,112	50,111	49,905	49,660

Diluted	51,449	51,884	51,333	51,762

The non-GAAP financial measures included in the following tables are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) start-up costs related to the Company’s Malaysia facility, (b) one-time inventory PCB write-down, (c) global tax restructuring costs, (d) implementation costs related to Sarbanes-Oxley Act Section 404, (e) employee stock compensation expenses, (f) Consumer Division sale arbitration fees, (g) IP litigation costs, (h) hiring and recruiting fees incurred for key research and development employees, (i) customer evaluation product costs for new DDR3 technology memory, (j) employee severance and (k) the short-term impact of the global tax restructuring on the Company’s effective tax rate. Management believes these non-GAAP financial measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core, recurring operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

a)	The Malaysia facility start-up costs primarily relate to costs associated with our 25,000 square foot interim facility, depreciation on equipment, and operational, sales and marketing, general and administrative and research and development personnel costs. The Company used its interim facility during 2007 to train production employees, obtain facility certifications such as ISO certification, initiate the accounting and information systems and conduct customer audits to better prepare for the opening of the Company’s 210,000 square foot facility. In 2008, the Malaysia operations moved from the 25,000 square foot interim facility to the permanent 210,000 square foot facility. As the full-scale production facilities are not expected to contribute meaningfully to operations until the end of the first quarter of 2009, management believes excluding such items from the Company’s operations provides investors with a means of evaluating the Company’s current operations.

b)	Printed Circuit Board (“PCB”) inventory write-off costs relate to a one-time write-off of certain stacked PCBs. These PCBs were a component in stacked DRAM modules that were built with thin small outline package (“TSOP”) DRAM chips. DRAM memory chips used in modules for the server market have substantially transitioned from TSOP memory chips to ball grid array (“BGA”) memory chips. Although the Company typically purchases DRAM memory chips only after a related order is placed by a customer, PCBs are usually purchased in large lots and are stocked in order to keep unit purchase prices at a minimum. The PCB inventory write-down resulted from this one-time technology transfer occurring more rapidly than expected for its server customers.

c)	The global tax restructuring costs relate primarily to tax consulting, legal fees and filing fees associated with establishing various corporate entities throughout the world, and establishing cost-sharing and transfer pricing agreements among the worldwide entities. These costs are included as a non-GAAP item as the Company believes these expenditures are one-time set-up fees and are therefore not indicative of the Company’s recurring operational results.

d)	First-year Sarbanes-Oxley costs relate to accounting and consulting fees in conjunction with the Company’s preparation to comply with Section 404 of the Sarbanes-Oxley Act in 2007 and the incremental amount of the first-year audit costs upon the Company first becoming subject to Sarbanes-Oxley Act Section 404 in 2007 over the expected Sarbanes-Oxley audits cost in subsequent years. Beginning in the first quarter of 2008, the Company no longer treats Sarbanes-Oxley costs as a non-GAAP item.

e)	Employee stock compensation expenses in connection with SFAS 123R have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

f)	Consumer division arbitration fees relate to legal and consulting fees incurred in the arbitration proceeding with Fabrik, Inc. (“Fabrik”) over the final purchase price adjustment for the sale of the assets of the Consumer division to Fabrik on February 9, 2007. In accordance with the Purchase Agreement, both parties agreed to submit the disputed amounts to a third party arbitrator for resolution. In January 2008, the arbitrator rejected substantially all of Fabrik’s claims. Management believes that legal and consulting fees incurred in conjunction with this arbitration proceeding should be excluded when evaluating core operations since management believes these costs are non-recurring.

g)	IP litigation costs relate to a specific patent infringement suit filed against the Company by a competitor on April 14, 2008. The Company has filed its answer to the lawsuit asserting affirmative defenses of non-infringement, invalidity, failure to mark or give notice, unenforceability, and adequate remedy other than injunctive relief. Further, in the answer, the Company counter-claimed for a declaratory judgment of non-infringement, invalidity, and unenforceability for all patents in question plus legal fees and costs. Management believes that legal and consulting fees incurred in conjunction with this lawsuit should be excluded when evaluating core operations since management believes these costs are non-recurring and will not be incurred once the matter is settled.

h)	Research and development employee recruitment fees relate to a core group of engineers hired to begin development of a new product design. In the third quarter of 2008, the Company incurred recruiting fees and one-time sign-on bonuses for these core employees. Management believes that the recruiting fees and one-time bonuses incurred for the start-up of this engineering design group is non-recurring and should be excluded from its results when evaluating the Company’s current operations.

i)	Customer evaluation product cost relates to new DDR3 technology products that began shipping to customers for qualification in the third quarter of 2008. These costs are included as a non-GAAP item as management views these expenditures as one-time costs incurred to launch a new product line which will benefit future periods and are therefore, not indicative of current Company performance.

j)	Employee severance relates to one-time costs incurred in the termination of a senior management level employee in the third quarter of 2008. The Company provides compensation to certain employees as an accommodation upon termination of employment. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

k)	The short-term impact of the implementation of the global tax restructuring on the Company’s effective tax rate is related to an increase in the provision for income taxes as the result of research and development cost sharing arrangements made between the Company and certain of its foreign subsidiaries. The short-term impact of these intercompany agreements has resulted in research and development expenses being incurred in a foreign jurisdiction with a zero tax rate which has resulted in less overall tax benefits for the Company in the third quarter of 2008. However, as new products are being developed and sold in foreign jurisdictions, the Company expects to incur future profits that will be taxed at a lower rate than in the United States, resulting in long-term tax savings that will more than offset the short-term increases. Management believes that the increase in the Company’s effective tax rate is temporary and the incremental increase should be excluded when evaluating core operations.

STEC, INC.

Schedule Reconciling Non-GAAP Income From Continuing Operations to GAAP Income From Continuing Operations

(in thousands, except per share amounts)

(unaudited)

	For the Quarters Ended
	September 30,	September, 30	June 30,
	2008	2007	2008
Net income from continuing operations	$1,157	$506	$1,323

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of sales:
Malaysia facility start-up costs (a)	$1,255	$248	$1,647
Inventory write-down (b)	—	674	—
Employee stock compensation (e)	21	—	15

	1,276	922	1,662
Excluded from operating expenses
Malaysia facility start-up costs (a)	$1,739	$648	$1,218
Global tax structuring costs (c)	308	153	253
First-year Sarbanes-Oxley implementation costs (d)	—	41	—
Employee stock compensation (e)	689	275	526
Consumer division sale arbitration fees (f)	—	868	—
IP litigation costs (g)	899	—	—
Hiring and recruiting fees for key R&D employees (h)	191	—	—
Customer evaluation product cost (i)	142	—	—
Employee severance (j)	45	—	—

	5,289	2,907	3,659

Income tax effect on non-GAAP adjustments	1,994	1,096	1,380

Net effect of adjustments to GAAP net income	3,295	1,811	2,279

Global tax structuring implementation short-term income income tax impact (k)	485	538	841

Non-GAAP income from continuing operations	$4,937	$2,855	$4,443

(a) - (k) See corresponding footnotes above.

STEC, INC. Schedule Reconciling Reported Financial Ratios (in thousands, except per share amounts) (unaudited)
	For the Quarters Ended
	September 30, 2008	September 30, 2007	June 30, 2008
GAAP gross margin	32.1%	29.0%	32.3%
Effect of reconciling item on gross margin	2.0%	2.1%	3.0%

Non-GAAP gross margin	34.1%	31.1%	35.3%

STEC, INC.

Selected Non-GAAP Financial Information

(in thousands, except per share amounts)

(unaudited)

	For the Quarters Ended
	September 30,	September 30,	June 30,
	2008	2007	2008
GAAP gross margin	$20,418	$12,980	$18,170
Malaysia facility start-up costs (a)	1,255	248	1,647
Inventory write-down (b)	—	674	—
Employee stock compensation (e)	21	—	15

Non-GAAP gross margin	$21,694	$13,902	$19,832

GAAP operating expenses	$18,025	$12,380	$15,117
Malaysia facility start-up costs (a)	(1,739)	(648)	(1,218)
Global tax structuring costs (c)	(308)	(153)	(253)
First-year Sarbanes-Oxley costs (d)	—	(41)	—
Employee stock compensation (e)	(689)	(275)	(526)
Consumer division sale arbitration fees (f)	—	(868)	—
IP litigation costs (g)	(899)	—	—
Hiring and recruiting fees for key R&D employees (h)	(191)	—	—
Customer evaluation product cost (i)	(142)	—	—
Employee severance (j)	(45)	—	—

Non-GAAP operating expenses	$14,012	$10,395	$13,120

GAAP operating income	$2,393	$600	$3,053
Malaysia facility start-up costs (a)	2,994	896	2,865
Inventory write-down (b)	—	674	—
Global tax structuring costs (c)	308	153	253
First-year Sarbanes-Oxley implementation costs (d)	—	41	—
Employee stock compensation (e)	710	275	541
Consumer division sale arbitration fees (f)	—	868	—
IP litigation costs (g)	899	—	—
Hiring and recruiting fees for key R&D employees (h)	191	—	—
Customer evaluation product cost (i)	142	—	—
Employee severance (j)	45	—	—

Non-GAAP operating income	$7,682	$3,507	$6,712

GAAP income from continuing operations before provision for income taxes	$2,634	$1,674	$3,473
Malaysia facility start-up costs (a)	2,994	896	2,865
Inventory write-down (b)	—	674	—
Global tax structuring costs (c)	308	153	253
First-year Sarbanes-Oxley implementation costs (d)	—	41	—
Employee stock compensation (e)	710	275	541
Consumer division sale arbitration fees (f)	—	868	—
IP litigation costs (g)	899	—	—
Research and development employee recruitment fees (h)	191	—	—
Customer evaluation product cost (i)	142	—	—
Employee severance (j)	45	—	—

Non-GAAP income from continuing operations before provision for income taxes	$7,923	$4,581	$7,132

GAAP income from continuing operations	$1,157	$506	$1,323
Malaysia facility start-up costs (a)	2,994	896	2,865
Inventory write-down (b)	—	674	—
Global tax structuring costs (c)	308	153	253
First-year Sarbanes-Oxley implementation costs (d)	—	41	—
Employee stock compensation (e)	710	275	541
Consumer division sale arbitration fees (f)	—	868	—
IP litigation costs (g)	899	—	—
Research and development employee recruitment fees (h)	191	—	—
Customer evaluation product cost (i)	142	—	—
Employee severance (j)	45	—	—
Global tax structuring short-term income tax impact (k)	485	538	841
Income tax effect on non-GAAP adjustments	(1,994)	(1,096)	(1,380)

Non-GAAP income from continuing operations	$4,937	$2,855	$4,443

GAAP diluted earnings per share from continuing operations	$0.02	$0.01	$0.03
Impact of non-GAAP adjustments on diluted earnings per share	$0.08	$0.05	$0.06

Non-GAAP diluted earnings per share from continuing operations	$0.10	$0.06	$0.09

(a) - (k)    Refer to the corresponding footnotes above.

CONTACT:	Mitch Gellman, Vice President of Investor Relations
(949) 260-8328
ir@stec-inc.com